EXHIBIT 21

                  Subsidiaries of FirstSpartan Financial Corp.


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                         SUBSIDIARIES OF THE REGISTRANT




Registrant
----------
FirstSpartan Financial Corp.


                                                    Percentage       State of
Subsidiaries                                          Owned       Incorporation
------------                                          -----       -------------
First Federal Savings and Loan Association             100%       United States
 of Spartanburg (1)





(1) Upon consummation of the Conversion, First Federal Savings and Loan Association of Spartanburg will become a wholly-owned subsidiary of the Registrant.